UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 16, 2022

KAMAN CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue,	Bloomfield,	Connecticut	06002
(Address of principal executive offices)			(Zip Code)

(860)	243-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value per share)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
On September 16, 2022 (the “Closing Date”), Kaman Corporation, a Connecticut corporation (the “Company”), completed the previously announced acquisition (the “Acquisition”) of the aircraft wheel & brake division (the “Business”) of Parker-Hannafin Corporation, an Ohio corporation (the “Seller”), pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated May 21, 2022, by and among the Seller, Kaman Newco, LLC, now known as “Aircraft Wheel and Brake, LLC”, a Delaware limited liability company that is a wholly-owned subsidiary of the Company (the “Buyer”), and, for certain limited purposes, Kaman Aerospace Group, Inc., a Connecticut corporation.

In accordance with the Purchase Agreement, Buyer paid closing consideration to Seller of $441.3 million in cash, including an estimated working capital adjustment of $1.3 million. The cash consideration remains subject to final post-closing adjustments under the Purchase Agreement. The Company funded the acquisition closing payment with a combination of cash on hand and borrowings under its $800.0 million revolving credit agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 23, 2022, and the terms of which are incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On September 19, 2022, the Company issued a press release announcing that it had completed the Acquisition as described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information or exhibit be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01 and Regulation S-X will be filed by an amendment to this Current Report. The amendment will be filed with the SEC no later than 71 calendar days after the date this Current Report is required to be filed with the SEC.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01 and Regulation S-X will be furnished by an amendment to this Current Report. The amendment will be filed with the SEC no later than 71 calendar days after the date this Current Report is required to be filed with the SEC.

(d)    Exhibits

The following exhibits are filed with this report:

Exhibit	Description
99.1	Press Release, dated September 19, 2022
104	Cover Page Interactive Data File, formatted in iXBRL and contained in Exhibit 101

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ James G. Coogan
James G. Coogan
Senior Vice President and Chief Financial Officer

Date: September 19, 2022